UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 17, 2003

MAXXIS GROUP, INC.

(Exact name of registrant as specified in its charter)

GEORGIA	0-31867	58-2278241

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1901 Montreal Road, Suite 108
Tucker, Georgia 30084

(Address of principal executive offices)

(770) 696-6343
(Registrant’s telephone number, including area code)

Item 6. Resignation of Registrant’s Director.

On July 16, 2003, Maxxis Group, Inc., received, by facsimile, from Henry Steve Johnson, one of our directors, a hand-written memorandum (the “memorandum”), stating that he was resigning as a member of our Board of Directors. The memorandum to Maxxis Group, Inc.’s CEO, Mr. Alvin Curry, states as follows:

“Because of personal and Business obligations I will no longer be able to fulfill my responsibilities as a MAXXIS BOARD MEMBER./ Effective immediately I am resigning from the MAXXIS BOARD OF DIRECTORS! I wish you luck and will continue to support the Company and it’s [sic] ideals./ God Bless/ Henry Steve Johnson.”

The memorandum from Mr. Johnson to Maxxis Group, Inc. tendering his resignation from the Board of Directors is attached as Exhibit 99.1. We do not believe that Mr. Johnson submitted his resignation due to any disagreement with us on any matter relating to our operations, policies or practices, and Mr. Johnson has not provided us with a letter specifying any such disagreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) - (b)	Financial Statements and Pro Forma Financial Information.

None

(c)	Exhibits.

EXHIBIT 99.1.	See Attached memorandum from Henry Steve Johnson to Alvin Curry, dated July 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXIS GROUP, INC. Registrant

July 17, 2003	By:	/s/ Alvin Curry Alvin Curry President and Chief Executive Officer